                                                                    EXHIBIT 10.B

--------------------------------------------------------------------------------

                              BRIDGE LOAN AGREEMENT

                           Dated as of April 23, 2002

                                      among

                          MENTOR GRAPHICS CORPORATION,

                             BANK OF AMERICA, N.A.,

                                    as Agent,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   Arranged by

                         BANC OF AMERICA SECURITIES LLC

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

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ARTICLE I     DEFINITIONS...................................................................1

    1.01      Certain Defined Terms.........................................................1

    1.02      Other Interpretive Provisions................................................18

    1.03      Accounting Principles........................................................18

    1.04      Designation of Unrestricted Subsidiaries.....................................19

ARTICLE II    THE CREDITS..................................................................19

    2.01      Amounts and Terms of Commitments.............................................19

    2.02      Loan Accounts................................................................20

    2.03      Procedure for Borrowing......................................................20

    2.04      Conversion and Continuation Elections........................................21

    2.05      Voluntary Termination or Reduction of Commitments............................22

    2.06      Prepayments..................................................................22

    2.07      Repayment....................................................................23

    2.08      Interest.....................................................................23

    2.09      Fees.........................................................................23

    2.10      Computation of Fees and Interest.............................................24

    2.11      Payments by the Company......................................................24

    2.12      Payments by the Banks to the Agent...........................................25

    2.13      Sharing of Payments, Etc.....................................................25

ARTICLE III   TAXES, YIELD PROTECTION AND ILLEGALITY.......................................26

    3.01      Taxes........................................................................26

    3.02      Illegality...................................................................27

    3.03      Increased Costs and Reduction of Return......................................27

    3.04      Funding Losses...............................................................28

    3.05      Inability to Determine Rates.................................................29

    3.06      Reserves on Offshore Rate Loans..............................................29

    3.07      Certificates of Banks........................................................29

    3.08      Delay........................................................................29

    3.09      Substitution of Banks........................................................30
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    3.10      Survival.....................................................................30

ARTICLE IV    CONDITIONS PRECEDENT.........................................................30

    4.01      Conditions to Effectiveness of Agreement.....................................30

    4.02      Conditions to All Borrowings and to Conversion/Continuation of Loans.........31

    4.03      Additional Conditions Precedent to Initial Loans.............................32

ARTICLE V     REPRESENTATIONS AND WARRANTIES...............................................32

    5.01      Corporate Existence and Power................................................32

    5.02      Corporate Authorization; No Contravention....................................33

    5.03      Governmental Authorization...................................................33

    5.04      Binding Effect...............................................................33

    5.05      Litigation...................................................................33

    5.06      No Default...................................................................34

    5.07      ERISA Compliance.............................................................34

    5.08      Use of Proceeds; Margin Regulations..........................................35

    5.09      Title to Properties..........................................................35

    5.10      Taxes........................................................................35

    5.11      Financial Condition..........................................................35

    5.12      Environmental Matters........................................................35

    5.13      Regulated Entities...........................................................36

    5.14      No Burdensome Restrictions...................................................36

    5.15      Copyrights, Patents, Trademarks and Licenses, etc............................36

    5.16      Subsidiaries.................................................................36

    5.17      Insurance....................................................................36

    5.18      Swap Obligations.............................................................36

    5.19      Full Disclosure..............................................................37

ARTICLE VI    AFFIRMATIVE COVENANTS........................................................37

    6.01      Financial Statements.........................................................37

    6.02      Certificates; Other Information..............................................37
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    6.03      Notices......................................................................38

    6.04      Preservation of Corporate Existence, Etc.....................................39

    6.05      Maintenance of Property......................................................40

    6.06      Insurance....................................................................40

    6.07      Payment of Obligations.......................................................40

    6.08      Compliance with Laws.........................................................40

    6.09      Compliance with ERISA........................................................40

    6.10      Inspection of Property and Books and Records.................................40

    6.11      Environmental Laws...........................................................41

    6.12      Use of Proceeds..............................................................41

    6.13      IKOS Acquisition.............................................................41

    6.14      Innoveda Acquisition.........................................................41

ARTICLE VII   NEGATIVE COVENANTS...........................................................41

    7.01      Limitation on Liens..........................................................41

    7.02      Disposition of Assets........................................................43

    7.03      Consolidations and Mergers...................................................45

    7.04      Loans and Investments........................................................45

    7.05      Limitation on Indebtedness...................................................46

    7.06      Transactions with Affiliates.................................................47

    7.07      Use of Proceeds..............................................................47

    7.08      Contingent Obligations.......................................................48

    7.09      Lease Obligations............................................................48

    7.10      Restricted Payments..........................................................49

    7.11      ERISA........................................................................49

    7.12      Change in Business...........................................................49

    7.13      Accounting Changes...........................................................49

    7.14      Financial Covenants..........................................................49

    7.15      Amendments to Terms of Innoveda Acquisition..................................51

ARTICLE VIII  EVENTS OF DEFAULT............................................................51
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    8.01      Event of Default.............................................................51

    8.02      Remedies.....................................................................53

    8.03      Rights Not Exclusive.........................................................53

ARTICLE IX    THE AGENT....................................................................53

    9.01      Appointment and Authorization of Agent.......................................53

    9.02      Delegation of Duties.........................................................54

    9.03      Liability of Agent...........................................................54

    9.04      Reliance by Agent............................................................54

    9.05      Notice of Default............................................................55

    9.06      Credit Decision; Disclosure of Information by Agent..........................55

    9.07      Indemnification of Agent.....................................................56

    9.08      Agent in its Individual Capacity.............................................56

    9.09      Successor Agent..............................................................56

ARTICLE X     MISCELLANEOUS................................................................57

    10.01     Amendments, Etc..............................................................57

    10.02     Notices and Other Communications; Facsimile Copies...........................58

    10.03     No Waiver; Cumulative Remedies...............................................59

    10.04     Attorney Costs, Expenses and Taxes...........................................59

    10.05     Indemnification by the Company...............................................59

    10.06     Payments Set Aside...........................................................60

    10.07     Successors and Assigns.......................................................60

    10.08     Confidentiality..............................................................62

    10.09     Set-off......................................................................63

    10.10     Automatic Debits of Fees.....................................................63

    10.11     Interest Rate Limitation.....................................................63

    10.12     Counterparts.................................................................63

    10.13     Integration..................................................................64

    10.14     Survival of Representations and Warranties...................................64

    10.15     Severability.................................................................64
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    10.16     Tax Forms....................................................................64

    10.17     Governing Law................................................................65

    10.18     Waiver of Right to Trial by Jury.............................................65
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

                                TABLE OF CONTENTS
                                   (continued)

SCHEDULES
Schedule 2.01 Commitments and Pro Rata Shares
Schedule 5.05 Litigation
Schedule 5.07 ERISA
Schedule 5.12 Environmental Matters
Schedule 5.15 Intellectual Property Matters
Schedule 5.16 Subsidiaries and Equity Investments
Schedule 5.17 Insurance Matters
Schedule 7.01 Permitted Liens
Schedule 7.02 Permitted Asset Dispositions
Schedule 7.04 Permitted Investments
Schedule 7.05 Permitted Indebtedness
Schedule 7.08 Contingent Obligations
Schedule 10.02 Offshore and Domestic Lending Offices, Addresses for Notices

EXHIBITS
Exhibit A         Form of Notice of Borrowing
Exhibit B         Form of Notice of Conversion/Continuation
Exhibit C         Form of Compliance Certificate
Exhibit D-1       Form of Opinion of General Counsel of Company
Exhibit D-2       Form of Opinion of Latham & Watkins
Exhibit E         Form of Assignment and Assumption
Exhibit F         Form of Promissory Note
Exhibit G         Form of Notice of Designation of Unrestricted Subsidiary

                              BRIDGE LOAN AGREEMENT
                              ---------------------

          This BRIDGE LOAN AGREEMENT is entered into as of April 23, 2002, among Mentor Graphics Corporation, an Oregon corporation (the "Company"), the several
                                                         -------
financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A., as
     -----                    ----
administrative agent for the Banks.

          WHEREAS, the Banks have agreed to make available to the Company bridge loans upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.01 Certain Defined Terms. The following terms have the following meanings:

          "Acquisition" means any transaction or series of related transactions
           -----------
     for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or division of a Person; (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary; or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

          "Affiliate" means, with respect to any Person, another Person that
           ---------
     directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Person specified. Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise.

          "Agent" means Bank of America in its capacity as administrative agent
           -----
     for the Banks hereunder, and any successor administrative agent arising under Section 9.09.

          "Agent-Related Persons" means the Agent (including any successor
           ---------------------
     administrative agent arising under Section 9.09), together with its Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth in
           ----------------------
     Schedule 10.02 or such other address as the Agent may from time to time
     --------------
     specify.

          "Agreement" means this Credit Agreement.
           ---------

          "Applicable Margin" means (a) with respect to Offshore Rate Loans (i)
           -----------------
     2.50% for the period from and including the Closing Date to but excluding August 1, 2002, (ii) 3.25% for the period from and including August 1, 2002 to but excluding September 15, 2002, and (iii) 4.25% thereafter; and (b) with respect to Base Rate Loans, (i) 1.25% for the period from and including the Closing Date to but excluding August 1, 2002, (ii) 2.00% for the period from and including August 1, 2002 to but excluding September 15, 2002, and (iii) 3.00% thereafter.

          "Arranger" means Banc of America Securities LLC.
           --------

          "ATI" means Accelerated Technology Inc.
           ---

          "ATI Acquisition" means the Acquisition of ATI by the Company or a
           ---
     Subsidiary.

          "Attorney Costs" means and includes all fees and disbursements of any
           --------------
     law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Attributable Indebtedness" means, on any date, (a) in respect of any
           -------------------------
     capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

          "Bank" has the meaning specified in the introductory clause hereto.
           ----

          "Bank of America" means Bank of America, N.A., a national banking
           ---------------
     association.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
           ---------------
     U.S.C. (S) 101, et seq.).
                     ------

          "Base Rate" means for any day a fluctuating rate per annum equal to
           ---------
     the higher of (a) the Federal Funds Rate plus 1/2 of 1%; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base
           --------------
     Rate.

          "Borrowing" means a borrowing hereunder consisting of Loans of the
           ---------
     same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
           --------------
     Section 2.03.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in New York City, San Francisco, California, or Portland, Oregon, are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Cash Equivalents" means:
           ----------------

          (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than 12 months from the date of acquisition;

          (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than 12 months, issued by (i) any U.S. commercial bank or any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (but including, in any event, Singapore, Israel, India and Egypt), or a political subdivision of any such country, in each case having combined capital and surplus of not less than $100,000,000 and whose short-term securities are rated at least A-1 by Standard & Poor's Corporation ("S&P") or at least P-1 by Moody's Investor Service, Inc. ("Moody's"), or (ii) any Bank;

          (c) taxable and tax-exempt commercial paper of an issuer rated at least A-l by S&P or at least P-l by Moody's and in either case having a tenor of not more than 270 days;

          (d) medium term notes of an issuer rated at least AA by S&P or at least Aa2 by Moody's and having a remaining term of not more than 12 months after the date of acquisition by the Company or its Subsidiaries;

          (e) municipal notes and bonds which are rated at least SP-2 or AA by S&P or at least MIG-2 or Aa by Moody's with tenors of not more than 12 months;

          (f) investments in taxable or tax-exempt money market funds with assets greater than $500,000,000 and whose assets have average maturities less than or equal to 180 days and are rated at least A-l by S&P or at least P-l by Moody's;

          (g) money market preferred instruments of an issuer rated at least A-1 by S&P or at least P-1 by Moody's with tenors of not more than 12 months; or

          (h) other similar investments, subject to the Majority Banks' prior written approval.

          "Change of Control" means, with respect to any Person, an event or
           -----------------
     series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), so long as
                                           ------------
     exercisable within 60 days, directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person; or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
     (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

          "Closing Date" means the date on which all conditions precedent set
           ------------
     forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

          "Code" means the Internal Revenue Code of 1986, and regulations
           ----
     promulgated thereunder.

          "Commitment", as to each Bank, has the meaning specified in Section
           ----------
     2.01.

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
     of Exhibit C.
        ---------

          "Consolidated EBITDA" means, for any period, for the Company and its
           -------------------
     Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income; (b) Consolidated Interest Charges; (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income; (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income; (e) restructuring charges taken in the third and fourth fiscal quarters of fiscal year 2001 and the first fiscal quarter of fiscal year 2002; and (f) any Acquisition-related expenses, restructuring charges and write-offs (relating to in-process research and development, goodwill and other intangibles associated with the ATI Acquisition, the IKOS Acquisition or the Innoveda Acquisition) taken in the fiscal quarter in which consummation of the applicable Acquisition occurs or in the immediately following fiscal quarter.

          "Consolidated Funded Indebtedness" means, as of any date of
           --------------------------------
     determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) Attributable Indebtedness (other than that of ATI, IKOS and Innoveda) in respect of capital leases and Synthetic Lease Obligations; and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Company or any Subsidiary, except with respect to automobile leasing programs for employees in Europe.

          "Consolidated Interest Charges" means, for any period, for the Company
           -----------------------------
     and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP; and
     (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

          "Consolidated Net Income" means, for any period, for the Company and
           -----------------------
     its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries.

          "Consolidated Tangible Net Worth" means, at any time of determination,
           -------------------------------
     in respect of the Company and its Subsidiaries, determined on a consolidated basis, total assets (exclusive of goodwill, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium and other like intangibles) minus total liabilities (including
                                         -----
     accrued and deferred income taxes), at such time, all as determined in accordance with GAAP.

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
     indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor") including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation");
                                                          -------------------
     (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation at the time of such determination in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof at the time of such determination, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value at the time of such determination.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section
           ----------------------------
     2.04, the Company (a) converts Loans of one Type to another Type; or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Default" means any event or circumstance which, with the giving of
           -------
     notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Dollars", "dollars" and "$" each mean lawful money of the United
           -------    -------       -
     States.

          "Eligible Assignee" means (a) a commercial bank organized under the
           -----------------
     laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of an Initial Bank or Eligible Assignee, (ii) a Subsidiary of a Person of which an Initial Bank or Eligible Assignee is a Subsidiary, or
     (iii) a Person of which an Initial Bank or Eligible Assignee is a Subsidiary; and (d) a Fund.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
     Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, including for release or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
     common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
     regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
     incorporated) under common control with the Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
     Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA in excess of $1,000,000, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "Event of Default" means any of the events or circumstances specified
           ----------------
     in Section 8.01.

          "Exchange Act" means the Securities Exchange Act of 1934, and
           ------------
     regulations promulgated thereunder.

          "Existing Credit Agreement" means the Credit Agreement dated as of
           -------------------------
     January 10, 2001 by and among the Company, Bank of America, as administrative agent, The Bank of Nova Scotia, as documentation agent, Fleet National Bank, N.A., as syndication agent, and the other lenders party thereto, as amended by the First Amendment to Credit Agreement dated as of January 24, 2002.

          "Federal Funds Rate" means, for any day, the rate per annum equal to
           ------------------
     the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day,
                          --------
     the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

          "Fee Letter" has the meaning specified in subsection 2.09(a).
           ----------

          "Foreign Bank" has the meaning specified in subsection 10.16(a).
           ------------

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
     any Governmental Authority succeeding to any of its principal functions.

          "Fund" means any Person (other than a natural person) that is (or will
           ----
     be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. "Approved Fund" means any Fund that is administered or
                    -------------
     managed by (a) a Bank; (b) an Affiliate of a Bank; or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

          "Further Taxes" means any and all present or future taxes, levies,
           -------------
     assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

          "GAAP" means generally accepted accounting principles set forth from
           ----
     time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" has the meaning specified in the definition of
           -------------------
     "Contingent Obligation."

          "Hazardous Materials" means all explosive radioactive substances or
           -------------------
     wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "IKOS" means IKOS Systems, Inc., a Delaware corporation.
           ----

          "IKOS Acquisition" means the Acquisition of IKOS by the Company or a
           ----------------
     Subsidiary.

          "IKOS Acquisition Date" means the date that the Company or a
           ---------------------
     Wholly-Owned Subsidiary shall have acquired more than 50% of the outstanding shares of the capital stock of IKOS.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
     indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through
     (g) above; provided, however, that Indebtedness shall not include sales of
                --------  -------
     Permitted Receivables sold pursuant to Permitted Receivables Purchase Facilities and indemnification, recourse or repurchase obligations thereunder. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

          "Indemnified Liabilities" has the meaning specified in Section 10.05.
           -----------------------

          "Indemnified Person" has the meaning specified in Section 10.05.
           ------------------

          "Independent Auditor" has the meaning specified in subsection 6.01(a).
           -------------------

          "Initial Bank" means a Bank party to this Agreement on the Closing
           ------------
     Date.

          "Innoveda" means Innoveda, Inc., a Delaware corporation.
           --------

          "Innoveda Acquisition" means the Acquisition of Innoveda by the
           --------------------
     Company or a Subsidiary.

          "Innoveda Acquisition Agreement" means the agreement between the
           ------------------------------
     Company and Innoveda pursuant to which the Innoveda Acquisition takes place.

          "Insolvency Proceeding" means, with respect to any Person, (a) any
           ---------------------
     case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors; or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Loan other than a Base Rate
           ---------------------
     Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar month.

          "Interest Period" means, as to any Offshore Rate Loan, the period
           ---------------
     commencing on the Borrowing Date of such Loan or on the
     Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one month thereafter; provided that:
                 --------

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period for any Loan shall extend beyond October 31, 2002.

          "IRS" means the Internal Revenue Service, and any Governmental
           ---
     Authority succeeding to any of its principal functions under the Code.

          "Lending Office" means, as to any Bank, the office or offices of such
           --------------
     Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, set forth in Schedule 10.02,
                                                                 --------------
     or such other office or offices as such Bank may from time to time notify the Company and the Agent.

          "Lien" means any security interest, mortgage, deed of trust, pledge,
           ----
     hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or the interest of a purchaser of Permitted Receivables under any Permitted Receivables Purchase Facility.

          "Loan" means an extension of credit by a Bank to the Company under
           ----
     Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).
      ----

          "Loan Documents" means this Agreement, any Notes, the Fee Letter and
           --------------
     all other documents delivered to the Agent or any Bank in connection herewith (other than the Existing Credit Agreement and any amendments thereto).

          "Majority Banks" means, as of any date of determination, at least two
           --------------
     Banks then holding more than 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Banks then holding more than 50% of the Commitments.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
     Regulation T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
     material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or
     (c) a material impairment of the rights of or benefits available to the Banks or the Agent under any Loan Document.

          "Material Subsidiary" means any Subsidiary which, for any period, has
           -------------------
     revenues or assets equal to or greater than 5% of the consolidated revenues or assets of the Company and its Subsidiaries, taken as a whole, but in any event shall not include any Unrestricted Subsidiary.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning
           ------------------
     of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Issuance Proceeds" means, as to any issuance of debt or equity by
           ---------------------
     any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of commissions, normal underwriting fees and discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

          "Net Sale Proceeds" means, with respect to any asset sale, cash
           -----------------
     payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such asset sale, net of any bona fide direct costs incurred in connection with such asset sale, including (a) income taxes reasonably estimated to be actually payable within two years of the date of such asset sale as a result of any gain recognized in connection therewith; and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such asset sale.

          "Note" means a promissory note executed by the Company in favor of a
           ----
     Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit
                                                                       -------
     F.
     -

          "Notice of Borrowing" means a notice in substantially the form of
           -------------------
     Exhibit A.
     ---------

          "Notice of Conversion/Continuation" means a notice in substantially
           ---------------------------------
     the form of Exhibit B.
                 ---------

          "Notice of Designation" has the meaning set forth in subsection
           ---------------------
     1.04(b).

          "Obligations" means all advances, debts, liabilities, obligations,
           -----------
     covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Company or any Affiliate thereof of any Insolvency Proceeding.

          "Offshore Rate" means, for any Interest Period, with respect to
           -------------
     Offshore Rate Loans:

          (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

          (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

          (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank offshore market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Offshore Rate Loan" means a Loan that bears interest based on the
           ------------------
     Offshore Rate.

          "Organization Documents" means, (a) for any corporation, the
           ----------------------
     certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; and (b) for any Person not a corporation, the partnership agreement, operating agreement and/or such other documents which govern such Person.

          "Other Taxes" means any present or future stamp, court or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in subsection 10.07(d).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
     Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
     ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Liens" has the meaning specified in Section 7.01.
           ---------------

          "Permitted Investments" means:
           ---------------------

               (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than three years from the date of acquisition;

               (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than three years, issued by any U.S. commercial bank or any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (but including, in any event, Singapore, Israel, India and Egypt), or a political subdivision of any such country, in each case having combined capital and surplus of not less than $100,000,000 and whose short-term securities are rated at least A-2 by Standard & Poor's Corporation ("S&P") or at least P-2 by Moody's Investor Service, Inc. ("Moody's");

               (c) taxable and tax-exempt commercial paper of an issuer rated at least A-2 by S&P or at least P-2 by Moody's and in either case having a tenor of not more than 270 days;

               (d) medium term notes of an issuer rated at least AA by S&P or at least Aa2 by Moody's and having a remaining term of not more than three years after the date of acquisition by the Company or its Subsidiaries;

               (e) municipal notes and bonds which are rated at least SP-2 or AA by S&P or at least MIG-2 or Aa by Moody's with tenors of not more than three years;

               (f) investments in taxable or tax-exempt money market funds with assets greater than $500,000,000 and whose assets have average maturities less than or equal to 180 days and are rated at least A-2 by S&P or at least P-2 by Moody's;

               (g) money market preferred instruments of an issuer rated at least A-2 by S&P or at least P-2 by Moody's with tenors of not more than three years; or

               (h) other similar investments, subject to the Majority Banks' prior written approval.

          "Permitted Receivables" shall mean all obligations of any obligor
           ---------------------
     (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Subsidiaries, including any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor; (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations; and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

          "Permitted Receivables Purchase Facility" shall mean any agreement of
           ---------------------------------------
     the Company or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as product performance and product acceptance.

          "Permitted Swap Obligations" means all obligations (contingent or
           --------------------------
     otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 8.01(a)).

          "Person" means an individual, partnership, corporation, limited
           ------
     liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
     ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
     equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks (or, if all Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks).

          "Register" has the meaning specified in subsection 10.07(c).
           --------

          "Replacement Bank" has the meaning specified in Section 3.09.
           ----------------

          "Reportable Event" means, any of the events set forth in Section
           ----------------
     4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
     common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief financial officer, the chief
           -------------------
     operating officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, any of the above officers or the chief accounting officer of the Company, or any other officer having substantially the same authority and responsibility.

          "SEC" means the Securities and Exchange Commission, or any
           ---
     Governmental Authority succeeding to any of its principal functions.

          "Subordinated Indebtedness" means Indebtedness incurred from time to
           -------------------------
     time and subordinated in right of payment to the Obligations hereunder.

          "Subsidiary" of a Person means any corporation, association,
           ----------
     partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof, but in any event shall not include any Unrestricted Subsidiary other than for purposes of Sections 6.01, 7.07 and 7.14(b). Unless the context otherwise clearly requires, references herein to a "Subsidiary" or to "Subsidiaries" refer to a Subsidiary or Subsidiaries of the Company.

          "Surety Instruments" means all letters of credit (including standby
           ------------------
     and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement, whether or not in writing,
           -------------
     relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Termination Value" means, in respect of any one or more Swap
           ----------------------
     Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and
     (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

          "Synthetic Lease Obligation" means the monetary obligation of a Person
           --------------------------
     under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

          "Taxes" means any and all present or future taxes, levies,
           -----
     assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, (a) taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office; (b) withholding taxes imposed on amounts payable to a Bank (or the Agent) herewith at the time the Bank (or the Agent) became a party to this Agreement (irrespective of compliance with Section 10.16); and (c) any taxes attributed to the failure or inability of a Bank (or the Agent) to comply with Section 10.16; provided,
                                                                      --------
     however, that if a Bank (or the Agent) shall have complied with Section
     -------
     10.16 at the time it became a party to this Agreement, nothing in this Agreement shall relieve the Company of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, subsequent to the date such Bank (or the Agent) became a party to this Agreement, the Bank (or the Agent) is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing that the Bank (or the Agent) is entitled to an exemption from, or reduction of, withholding tax as described in Section 10.16.

          "Termination Date" means the earlier to occur of:
           ----------------

               (a) October 31, 2002; and

               (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "Type" has the meaning specified in the definition of "Loan."
           ----

          "Unfunded Pension Liability" means the excess of a Plan's benefit
           --------------------------
     liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.
           -------------       ----

          "Unrestricted Subsidiary" shall mean any Subsidiary designated as such
           -----------------------
     by the Company in accordance with Section 1.04.

          "Wholly-Owned Subsidiary" means any corporation in which (other than
           -----------------------
     directors' qualifying shares required by law or other de minimis shares owned by third parties as required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          "Wilsonville Facility" means the Company's principal facility and
           --------------------
     headquarters located in Wilsonville, Oregon, and does not include any vacant land owned by the Company in Wilsonville, Oregon.

     1.02 Other Interpretive Provisions.
          -----------------------------

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced, whether in physical or electronic form.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the Existing Credit Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     1.03 Accounting Principles.
          ---------------------

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

          (c) If the Company or the Majority Banks notify the Agent that the Company or the Majority Banks, as the case may be, desire to amend any covenant in Article VII or any definition relating thereto to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of any such covenant, then the Company's compliance with such covenant shall be determined in accordance with GAAP as in effect immediately prior to such change in GAAP until either such notice is withdrawn or such covenant or related definition is amended in a manner reasonably satisfactory to the Company and the Majority Banks.

     1.04 Designation of Unrestricted Subsidiaries.
          ----------------------------------------

          (a) The Company, at its option, may from time to time designate any Subsidiary as an "Unrestricted Subsidiary" for purposes hereof in accordance with the following: (i) any Subsidiary that is not a Material Subsidiary may be designated by the Company as an Unrestricted Subsidiary in its sole discretion,
(ii) any Material Subsidiary may be designated by the Company as an Unrestricted Subsidiary only with the prior written consent of the Majority Banks; provided,
                                                                      --------
however, no Subsidiary may be designated as an Unrestricted Subsidiary if (A)
-------
immediately after giving effect to any such designation, the aggregate revenues or aggregate assets of all Unrestricted Subsidiaries shall exceed 15% of the aggregate revenues or aggregate assets of the Company, its Subsidiaries and its Unrestricted Subsidiaries, taken as a whole or (B) any Default or Event of Default then exists or would result from any such designation.

          (b) Whenever the Company desires to designate a Subsidiary as an Unrestricted Subsidiary, the Company shall provide to the Agent a Notice of Designation of Unrestricted Subsidiary (a "Notice of Designation") in
                                           ---------------------
substantially the form of Exhibit G signed by a Responsible Officer. Subject to
                          ---------
the preceding subsection (a), any designation by the Company of an Unrestricted Subsidiary shall become effective (i) in the case of any Subsidiary that is not a Material Subsidiary, three Business Days after the Agent's receipt of a completed Notice of Designation in respect of such Subsidiary, and (ii) in the case of any Material Subsidiary, upon the written consent of the Majority Banks. In the case of the preceding clause (ii), the Majority Banks shall use good-faith efforts to consent to or deny the Company's request to designate a Material Subsidiary as an Unrestricted Subsidiary within 30 days of the Agent's receipt of a completed Notice of Designation in respect of such Material Subsidiary.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

     2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the
          --------------------------------
terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date in an aggregate amount of $125,000,000, each such Bank committing to lend the amount set forth opposite the name of such Bank on
Schedule 2.01 (such amount as the same may be reduced under Section 2.05 or as a
-------------
result of one or more assignments under Section 10.07 (but not as a result of the making of any Loans), the Bank's "Commitment"); provided, however, that,
                                      ----------    --------  -------
after giving effect to any

Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments.

     2.02 Loan Accounts.
          -------------

          (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided,
                                                                  --------
however, that the failure of a Bank to make, or an error in making, a notation
-------
thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.03 Procedure for Borrowing.
          -----------------------

          (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time)) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, or (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $10,000,000, in the case of Offshore Rate Loans, or $5,000,000, in the case of Base Rate Loans, or any multiple of $1,000,000 in excess thereof;

                    (B) the requested Borrowing Date, which shall be a Business Day; and

                    (C) the Type of Loans comprising the Borrowing.

          (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of the Agent with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

          (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six Interest Periods in effect.

     2.04 Conversion and Continuation Elections.
          -------------------------------------

          (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or continued; and

                    (C) the Type of Loans resulting from the proposed conversion or continuation.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, (i) the Company has failed to deliver a Notice of Conversion/Continuation or (ii) any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

          (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six Interest Periods in effect.

     2.05 Voluntary Termination or Reduction of Commitments. The Company may,
          -------------------------------------------------
upon not less than five Business Days' prior notice to the Agent, terminate the Commitments or permanently reduce the Commitments in whole (but not in part). Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.06 Prepayments.
          -----------

          (a) Optional Prepayments. Subject to Section 3.04, the Company may, at
              --------------------
any time, (i) in the case of Offshore Rate Loans, upon not less than three Business Days' irrevocable notice to the Agent, and (ii) in the case of Base Rate Loans, upon irrevocable notice to the Agent given no later than 9:00 a.m. (San Francisco time) on the date of prepayment, ratably prepay the Loans in whole (but not in part). Such notice of prepayment shall specify the date and amount of such prepayment. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

          (b) Mandatory Prepayments and Mandatory Reductions of Commitments. The
              -------------------------------------------------------------
Loans shall be prepaid and/or the Commitments shall be permanently reduced:

               (i) on the date of receipt by or on behalf of the Company of the cash Net Issuance Proceeds of any new equity issued by the Company, in an aggregate amount equal to such cash Net Issuance Proceeds, excluding any equity issued pursuant to employee stock purchase or option programs or paid as dividends;

               (ii) on the date of receipt by or on behalf of the Company or any of its Subsidiaries of the cash Net Issuance Proceeds of Indebtedness (other than Indebtedness permitted under subsections 7.05(a) through (f)), in an aggregate amount equal to such Net Issuance Proceeds, excluding (A) factored receivables in an aggregate amount not to exceed $40,000,000 (net of any repurchase obligations) and (B) drawings under other Indebtedness in an aggregate amount not to exceed $10,000,000; and

               (iii) on the date of receipt by or on behalf of the Company or any of its Subsidiaries of the Net Sale Proceeds of the sale of the Wilsonville Facility, in an aggregate amount equal to such Net Sale Proceeds.

          (c) Amounts prepaid on the Loans pursuant to subsections (a) and (b) above may not be reborrowed.

     2.07 Repayment. The Company shall repay to the Banks on the Termination
          ---------
Date the aggregate principal amount of Loans outstanding on such date.

     2.08 Interest.
          --------

          (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the
                                                              ----
Applicable Margin.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.06 for the portion of the Offshore Rate Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, plus 2%.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.09 Fees.
          ----

          (a) Agency and Other Fees. The Company shall (i) pay an agency fee to
              ---------------------
the Agent for the Agent's own account, and (ii) pay certain other fees to the Agent, in each case in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

          (b) Commitment Fees. The Company shall pay to the Agent for the
              ---------------
account of each Bank a commitment fee of 0.50% on the actual daily unused portion of such Bank's

Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. Such commitment fee shall accrue from the earlier of (i) the initial Borrowing Date, and (ii) July 1, 2002, to but excluding the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during such period, with the final payment to be made on the Termination Date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

     2.10 Computation of Fees and Interest.
          --------------------------------

          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided
                                                                        --------
that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

          (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

     2.11 Payments by the Company.
          -----------------------

          (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.12 Payments by the Banks to the Agent.
          ----------------------------------

          (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. Such payment by the Company to the Agent shall be without prejudice to the Company's rights, if any, against the Bank which failed to fund.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.13 Sharing of Payments, Etc. If, other than as expressly provided
          ------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or
                                               --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

     3.01 Taxes.
          -----

          (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii) the Company shall make such deductions and withholdings;

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

          (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.02 Illegality.
          ----------

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     3.03 Increased Costs and Reduction of Return.
          ---------------------------------------

          (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation, or (ii) the compliance by that Bank with any guideline or request from any central bank or other

Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs; provided,
                                                                 --------
however, that (x) this subsection 3.03(a) shall not apply to matters covered by
-------
Section 3.01 and (y) any increase, subsequent to the date a Bank (or the Agent) became a party to this Agreement, in the rate or basis of computation of any tax imposed on or measured by its net income by the jurisdiction (or any political subdivisions thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office shall not result in increased costs for purposes of this subsection 3.03(a).

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.04 Funding Losses. The Company shall reimburse each Bank and hold each
          --------------
Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

          (d) the prepayment (including pursuant to Section 2.06) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under the proviso of subsection 2.04(a) of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.05 Inability to Determine Rates. If the Agent determines that for any
          ----------------------------
reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.08(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     3.06 Reserves on Offshore Rate Loans. The Company shall pay to each Bank,
          -------------------------------
as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     3.07 Certificates of Banks. Any Bank claiming reimbursement or compensation
          ---------------------
under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     3.08 Delay. Failure or delay on the part of any Bank to demand compensation
          -----
under this Article III shall not constitute a waiver of such Bank's right to demand such compensation; provided, that no Bank shall be entitled to
                          --------
compensation under this Article III for any increased costs or reductions incurred or suffered with respect to any date unless such Bank shall have notified the Company not more than 90 days after the later of (a) such date and
(b) the date on which such Bank shall have become aware of such costs or reductions.

     3.09 Substitution of Banks. Upon the receipt by the Company from any Bank
          ---------------------
(an "Affected Bank") of a claim for compensation under Section 3.03 or if the
     -------------
Company is required to pay any amount to any Affected Bank or the Agent for the account of an Affected Bank pursuant to subsection 3.01(b) or 3.01(c) and such Affected Bank has not changed the jurisdiction of its Lending Office so as to eliminate such additional payment by the Company within 30 days after a request by the Company to effect such change, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company (which shall, in any event, be an Eligible Assignee) to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"), (ii) request one or
                                         ----------------
more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment, or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) or of an existing Bank under clause (ii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), and shall be effected in accordance with all requirements for an assignment set forth in
Section 10.07 hereof. Without limiting the generality of the foregoing, the Company agrees to pay to each Affected Bank any amounts arising under Section
3.04 by virtue of such Affected Bank's replacement on a date other than the last day of an Interest Period, with respect to any Offshore Rate Loans then outstanding.

     3.10 Survival. The agreements and obligations of the Company in this
          --------
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

     4.01 Conditions to Effectiveness of Agreement. This Agreement shall not
          ----------------------------------------
become effective until the Agent shall have received, on or before the Closing Date, all of the following, in form and substance reasonably satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a) Credit Agreement and Notes. This Agreement and the Notes, if any,
              --------------------------
executed by each party thereto;

          (b) Resolutions; Incumbency.
              -----------------------

               (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (c) Organization Documents; Good Standing. Each of the following
              -------------------------------------
documents:

               (i) the articles of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

               (ii) a status certificate for the Company from the Secretary of State of Oregon and a certificate of foreign qualification and good standing of the Company in California, in each case, as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

          (d) Legal Opinions. An opinion of Dean Freed, Vice President and
              --------------
General Counsel of the Company substantially in the form of Exhibit D-1 and of Latham & Watkins substantially in the form of Exhibit D-2, each addressed to the Agent and the Banks;

          (e) Payment of Fees. Evidence of payment by the Company of all accrued
              ---------------
and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Closing Date; including any such costs, fees and expenses arising under or referenced in Sections 2.09 and 10.04;

          (f) Certificate. A certificate signed by a Responsible Officer, dated
              -----------
as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

               (iii) there has occurred since December 31, 2001, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (g) Amendment of Existing Credit Agreement. An amendment to the
              --------------------------------------
Existing Credit Agreement, executed by the Company and Majority Banks (as such terms are defined therein) reasonably satisfactory to the Banks and the Agent permitting this Agreement, the Innoveda Acquisition and the issuance by the Company of Subordinated Indebtedness;

          (h) Innoveda Acquisition. The Company shall have delivered to the
              --------------------
Agent executed copies of the Innoveda Acquisition Agreement and all other material agreements and documents related to the Innoveda Acquisition and the terms of the Innoveda Acquisition shall be reasonably satisfactory in all material respects to the Agent, the Banks, and the Arranger; and

          (i) Other Documents. Such other approvals, opinions, documents or
              ---------------
materials as the Agent or any Bank may reasonably request.

     4.02 Conditions to All Borrowings and to Conversion/Continuation of Loans.
          --------------------------------------------------------------------
The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or the Conversion/Continuation Date:

          (a) Notice of Borrowing or Conversion/Continuation. The Agent shall
              ----------------------------------------------
have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

          (b) Continuation of Representations and Warranties. The
              ----------------------------------------------
representations and warranties in Article V shall be true and correct in all material respects on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

          (c) No Existing Default. No Default or Event of Default shall exist or
              -------------------
shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section
4.02 are satisfied.

     4.03 Additional Conditions Precedent to Initial Loans. Without limiting the
          ------------------------------------------------
operation of the preceding Sections 4.01 and 4.02, the obligation of each Bank to make its initial Loans hereunder is subject to the additional conditions precedent that (a) the Company shall have acquired and/or have tendered to it and/or have pledged to it under a binding shareholder agreement more than 50% of the issued and outstanding capital stock of Innoveda in accordance with the terms and conditions of the Innoveda Acquisition Agreement; (b) any material changes to the terms of the Innoveda Acquisition since the Closing Date shall be reasonably satisfactory to the Agent and Majority Banks; (c) all governmental and third-party approvals necessary in connection with the Innoveda Acquisition shall have been obtained and be in full force and effect and all applicable waiting periods shall have expired without notice of any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Innoveda Acquisition; and (d) the Company shall have delivered to the Agent executed copies of all amendments or supplements to the Innoveda Acquisition Agreement and all other material agreements and documents related to the Innoveda Acquisition not previously delivered to the Agent, including but not limited to any tender offer materials and other documents filed with the SEC.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Company represents and warrants to the Agent and each Bank that:

     5.01 Corporate Existence and Power. The Company and each of its Material
          -----------------------------
Subsidiaries:

          (a) is an entity duly organized, validly existing and, if applicable in such jurisdiction, in good standing under the laws of the jurisdiction of its incorporation or other establishment;

          (b) has (i) the power and authority and (ii) all governmental licenses, authorizations, consents and approvals, in each case, to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

          (c) is duly qualified as a foreign corporation or other entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b)(ii), clause (c) or clause (d), to the extent that the failure to do so is not reasonably expected to have a Material Adverse Effect.

     5.02 Corporate Authorization; No Contravention. The execution, delivery and
          -----------------------------------------
performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of the Company's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

          (c) violate any Requirement of Law;

          except, in each case referred to in the foregoing clauses (b) and (c), where the conflict, breach, contravention, creation or violation would not reasonably be expected to have a Material Adverse Effect.

     5.03 Governmental Authorization. No approval, consent, exemption,
          --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document.

     5.04 Binding Effect. This Agreement and each other Loan Document to which
          --------------
the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there
          ----------                                      -------------
are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06 No Default. No Default or Event of Default exists or would result from
          ----------
the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

     5.07 ERISA Compliance. Except as specifically disclosed in Schedule 5.07:
          ----------------                                      -------------

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law, except to the extent that the failure to comply is not reasonably expected to have a Material Adverse Effect. Each Plan which is intended to qualify under
Section 401(a) of the Code has received or has applied for when due and not been denied a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made or duly provided for all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA
with respect to a Multiemployer Plan, and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to
          -----------------------------------
be used solely for the purposes set forth in and permitted by Section 6.12 and
Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     5.09 Title to Properties. The Company and each Subsidiary have good record
          -------------------
and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the real and personal property of the Company and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.10 Taxes. The Company and its Subsidiaries have filed all Federal and
          -----
other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. To the best knowledge of the Company, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.11 Financial Condition.
          -------------------

          (a) The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2001, and the related consolidated statements of operations and cash flows for the fiscal year ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii) reflect or disclose all material Indebtedness and other liabilities of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

          (b) Since December 31, 2001, there has been no Material Adverse
Effect.

     5.12 Environmental Matters. The Company conducts in the ordinary course of
          ---------------------
business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental
             -------------

Laws and Environmental Claims are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

     5.13 Regulated Entities. None of the Company, any Person controlling the
          ------------------
Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is
          --------------------------
a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.15 Copyrights, Patents, Trademarks and Licenses, etc. Except as disclosed
          -------------------------------------------------
on Schedule 5.15, the Company or its Subsidiaries own or are licensed or
   -------------
otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.05, no claim or
                                                  -------------
litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     5.16 Subsidiaries As of the Closing Date, the Company has no Subsidiaries
          ------------
other than those specifically disclosed in part (a) of Schedule 5.16 and has no
                                                       -------------
material equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.
                                      -------------

     5.17 Insurance. Except as specifically disclosed in Schedule 5.17, the
          ---------                                      -------------
properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     5.18 Swap Obligations. Neither the Company nor any of its Subsidiaries has
          ----------------
incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     5.19 Full Disclosure. None of the representations or warranties made by the
          ---------------
Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS
                              ---------------------

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     6.01 Financial Statements. The Company shall deliver to the Agent and each
          --------------------
Bank, in form and detail reasonably satisfactory to the Agent and the Majority
Banks:

          (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of operations and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such
                  -------------------
consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP consistently applied. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Material Subsidiary's records; and

          (b) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

     6.02 Certificates; Other Information. The Company shall furnish to the
          -------------------------------
Agent and each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

          (b) promptly, but in no event later than 10 days of filing the same, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

          (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

          Reports required to be delivered pursuant to subsections 6.01(a) or
(b) or 6.02(b) shall be deemed to have been delivered on the date on which the Company posts such reports on the Company's website on the Internet at the website address set forth in Schedule 10.02 or when such report is posted on the
                             --------------
SEC's website at www.sec.gov; provided that (x) the Company shall deliver paper
                              --------
copies of such reports to the Agent or any Bank who requests the Company to deliver such paper copies until written request to cease delivering paper copies is given by the Agent or such Bank, (y) the Company shall notify by facsimile or by electronic mail the Agent and each Bank of the posting of any such reports, and (z) in every instance the Company shall provide paper copies of the Compliance Certificates required by subsection 6.02(a) to the Agent and each of the Banks. Except for such Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

     6.03 Notices. The Company shall promptly notify the Agent and each Bank:
          -------

          (a) of the occurrence of any Default or Event of Default;

          (b) as soon as a Responsible Officer becomes aware thereof, of any matter that could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority, or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Material Subsidiary, including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

               (i) an ERISA Event;

               (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

               (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

               (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

          (d) of the execution of any material amendment to the Innoveda Acquisition Agreement or any other material agreements or documents related to the Innoveda Acquisition, in which case the Company shall promptly deliver to the Agent executed copies of such material agreements and documents and any amendments and supplements thereto to the extent not previously delivered to the Agent pursuant to Sections 4.01 and 4.03; and

          (e) upon the request from time to time (but not more frequently than once each fiscal quarter unless a Default or an Event of Default exists) of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated, but the reasonable failure to identify all such clauses or provisions shall not, of itself, constitute a failure to comply with subsection 6.03(a).

     6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall
          ----------------------------------------
cause each Material Subsidiary to:

          (a) except as otherwise permitted by this Agreement, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02, or (ii) where such failure to preserve or maintain could not reasonably be expected to result in a Material Adverse Effect;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.05 Maintenance of Property. The Company shall, and shall cause each
          -----------------------
Subsidiary to, maintain and preserve all of its material property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 7.02. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.06 Insurance. The Company shall maintain, and shall cause each Material
          ---------
Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     6.07 Payment of Obligations. Unless the same are being contested in good
          ----------------------
faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, the Company shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not otherwise permitted hereunder; and

          (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.08 Compliance with Laws. The Company shall comply, and shall cause each
          --------------------
Material Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.09 Compliance with ERISA. The Company shall, and shall cause each of its
          ---------------------
ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except in each case to the extent that any failure to maintain such compliance or qualification or to make such contributions could not reasonably be expected to have a Material Adverse Effect.

     6.10 Inspection of Property and Books and Records. The Company shall
          --------------------------------------------
maintain and shall cause each Material Subsidiary to maintain adequate books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Material Subsidiary. The Company shall permit, and shall cause each Material Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably necessary upon reasonable advance notice to the Company and, in the case of any discussion with independent public accountants of the Company or any Material Subsidiary, upon providing the Company's representatives with a reasonable opportunity to participate in and/or be present at any such discussion; provided, however, when an Event of Default exists the Agent or any Bank may do
--------  -------
any of the foregoing at the expense of the Company and at any time during normal business hours without advance notice (except that the Company's representatives shall be given a reasonable opportunity to participate in and/or be present at any discussions with independent public accountants of the Company or any Material Subsidiary).

     6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary
          ------------------
to, conduct its operations and keep and maintain its property in compliance, in all material respects, with all Environmental Laws.

     6.12 Use of Proceeds. The Company shall use the proceeds of the Loans (a)
          ---------------
to effect the Innoveda Acquisition and (b) to pay fees, expenses and costs (including restructuring costs) in connection with the Innoveda Acquisition and integration thereof.

     6.13 IKOS Acquisition. The Company shall cause IKOS to become a
          ----------------
Wholly-Owned Subsidiary on, or within a reasonable period of time after, the IKOS Acquisition Date.

     6.14 Innoveda Acquisition. The Company shall cause Innoveda to become a
          --------------------
Wholly-Owned Subsidiary on, or within a reasonable period of time after, the date of consummation of the Innoveda Acquisition.

                                   ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     7.01 Limitation on Liens. The Company shall not, and shall not suffer or
          -------------------
permit any Material Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
  ---------------

          (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 either (i) securing Indebtedness
                                  -------------
outstanding on such date or (ii) which does not otherwise secure Indebtedness;

          (b) any Lien created under any Loan Document;

          (c) Liens for taxes, fees, levies, imposts, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on the property of the Company or its Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $20,000,000;

          (h) easements, rights-of-way, zoning or use restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (i) Liens on assets acquired by the Company or any Subsidiary or on any assets of Persons which become Subsidiaries, in each case, which assets or Persons are acquired after the date of this Agreement, provided, however, that
                                                       --------  -------
such Liens existed at the time such assets were acquired by the Company or any Subsidiary or such Persons became Subsidiaries and were not created in anticipation thereof;

          (j) purchase money security interests on any property acquired, constructed or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any
                                                        -------- ----
such Lien attaches to such property concurrently with or within 30 days after the acquisition or construction thereof, (ii) such Lien attaches solely to the property so acquired or constructed in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $10,000,000;

          (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        -------- ----
dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to any such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis, and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $10,000,000;

          (n) Liens securing Refinancing Indebtedness (as defined in subsection 7.05(f)) which was originally secured by a Lien permitted by this Section 7.01; provided that such Lien does not apply to any other property or assets of the
--------
Company or any Subsidiary other than the proceeds of the property or assets subject to such Lien;

          (o) Liens pursuant to Permitted Receivables Purchase Facilities permitted by the terms hereof;

          (p) other non-consensual Liens arising in the ordinary course of business the existence or enforcement of which would not result in a Material Adverse Effect;

          (q) other Liens securing Indebtedness and obligations in an aggregate principal amount at any time outstanding not exceeding $5,000,000; provided that
                                                                   --------
any such Lien shall not encumber cash (other than to the extent such cash constitutes proceeds of the property subject to any such Lien), inventory or accounts receivable;

          (r) Liens on Margin Stock of Innoveda; and

          (s) Liens on Margin Stock of IKOS.

     7.02 Disposition of Assets. The Company shall not, and shall not suffer or
          ---------------------
permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) dispositions of inventory or equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements;

          (d) dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities; provided that (i) for those Permitted
                                 --------
Receivables having a final maturity date which is less than 12 months after the date such obligations arise, the value of such accounts receivable so sold by the Company and its Subsidiaries shall not exceed $50,000,000 at any time outstanding, and (ii) the value of all Permitted Receivables (whether or not having a final maturity date which is less than 12 months after the date such obligations arise) so sold by the Company and its Subsidiaries shall not exceed $50,000,000 at any time outstanding; and provided, further, however, that no
                                         --------  -------  -------
dispositions of any Permitted Receivables shall be permitted at any time that any of the following circumstances exist: (A) if after giving effect to such disposition, the Company would not be in pro forma compliance with the financial covenants set forth in subsections 7.14(a) through (d), measured as of the last day of the fiscal quarter then most recently ended for which a Compliance Certificate has been delivered to the Agent and the Banks pursuant to subsection 6.02(b), or (B) any Event of Default then exists or would result from such disposition;

          (e) the sale of the Wilsonville Facility for fair market value (as determined in good faith at the time of such sale by the board of directors of the Company); provided that (i) no Default or Event of Default then exists or
              --------
would result from such sale, and (ii) the Net Sale Proceeds thereof are applied to prepay the Loans hereunder;

          (f) the sale or lease of any property set forth in Schedule 7.02 and
                                                             -------------
any excess facilities acquired at the time of the ATI Acquisition, the IKOS Acquisition or the Innoveda Acquisition, in each case for fair market value (as determined in good faith at the time of such sale by the board of directors of the Company or the applicable Subsidiary, as the case may be); provided that no
                                                               --------
Default or Event of Default then exists or would result from such sale;

          (g) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event
                   --------
of Default shall exist or shall result from such disposition, (ii) the aggregate net book value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $10,000,000, and (iii) any such disposition made pursuant to this subsection (g) shall not be of accounts receivable of the Company or any of its Subsidiaries;

          (h) dispositions to the extent permitted under Section 7.03;

          (i) the sale of Margin Stock of Innoveda for fair market value (as determined in good faith at the time of such sale by the board of directors of the Company or the applicable Subsidiary, as the case may be); and

          (j) the sale of Margin Stock of IKOS for fair market value (as determined in good faith at the time of such sale by the board of directors of the Company or the applicable Subsidiary, as the case may be).

     7.03 Consolidations and Mergers. The Company shall not, and shall not
          --------------------------
suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary may merge with the Company (provided that the
                                                         --------
Company shall be the continuing or surviving corporation) or with any one or more Subsidiaries (provided that, if any transaction shall be between a
                   --------
Subsidiary and a Wholly-Owned Subsidiary, the continuing or surviving corporation shall be a Wholly-Owned Subsidiary);

          (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary;

          (c) the Company or any Subsidiary may merge with any Person in connection with the ATI Acquisition, the IKOS Acquisition and the Innoveda Acquisition so long as (i) either (A) the surviving entity is the Company or such Subsidiary; provided that in any such merger involving the Company, the
                 --------
Company shall be the surviving entity; (B) if the merger involves a Subsidiary being absorbed into the target Person, such target Person shall become a Wholly-Owned Subsidiary of Company upon the consummation of the Acquisition; or
(C) such merger is otherwise permitted pursuant to clause (a) above, (ii) such Acquisition is otherwise permitted hereunder, and (iii) immediately before and after giving effect to such merger no Default or Event of Default shall exist; and

          (d) any Subsidiary may merge with any Person pursuant to a disposition of such Subsidiary or the assets of such Subsidiary, in each case, permitted under Section 7.02.

     7.04 Loans and Investments. The Company shall not purchase or acquire, or
          ---------------------
suffer or permit any Subsidiary to purchase or acquire, for cash or property, or make any commitment therefor, any capital stock, equity interest, obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:
                                                   -----------

          (a) Investments held by the Company or any Subsidiary in the form of Cash Equivalents or short term marketable securities or Permitted Investments;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) Investments by the Company in any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries in the Company or another of its Wholly-Owned Subsidiaries;

          (d) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

          (e) Investments permitted under subsection 7.10(b);

          (f) loans made by the Company or any Subsidiary in the ordinary course of business to a Person not an Affiliate of the Company in an aggregate principal amount not exceeding $15,000,000 at any time outstanding for all such loans;

          (g) loans made by the Company or any Subsidiary in the ordinary course of business and consistent with past practice to employees in an aggregate principal amount not exceeding $2,500,000 at any time outstanding and not exceeding $500,000 to any individual employee;

          (h) Investments of the Company or its Subsidiaries outstanding on the Closing Date and set forth in Schedule 7.04;
                              -------------

          (i) the purchase by the Company of the capital stock of Innoveda;

          (j) the purchase by the Company of the capital stock of IKOS; and

          (k) other Investments, the value of which as reflected on the Company's balance sheet does not exceed $10,000,000 in the aggregate in any fiscal year.

     7.05 Limitation on Indebtedness. The Company shall not, and shall not
          --------------------------
suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the Existing Credit Agreement;

          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

          (c) Indebtedness existing on the Closing Date and set forth in
Schedule 7.05;
-------------

          (d) Indebtedness secured by Liens permitted by subsection 7.01(i),
(j), (k) and (m);

          (e) Indebtedness incurred in connection with leases permitted pursuant to Section 7.09;

          (f) extensions, renewals or refinancings of Indebtedness permitted under this Section 7.05, so long as (i) such Indebtedness (the "Refinancing
                                                                -----------
Indebtedness") is in an aggregate principal amount not greater than the
------------
aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid therefor and fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life as the Indebtedness being extended, refinanced or renewed, (iii) the interest rate applicable to such Refinancing Indebtedness shall not exceed a market rate (as determined in good faith by the board of directors of the Company or the relevant Subsidiary, as the case may be) as of the time of such extension, renewal or refinancing,
(iv) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations to the same extent as the Indebtedness being extended, renewed or refinanced and (v) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall exist;

          (g) Indebtedness incurred by the Company or any Subsidiary pursuant to Permitted Receivables Purchase Facilities permitted hereunder; and

          (h) other unsecured Indebtedness in an aggregate principal amount outstanding not exceeding $10,000,000 at any time.

     7.06 Transactions with Affiliates. Except as otherwise expressly permitted
          ----------------------------
hereunder, the Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary; provided, that the loans permitted
                                             --------
by subsection 7.04(g) and the Company's or any Subsidiary's employee relocation program as in effect on the Closing Date, as such programs may be amended or otherwise modified after the Closing Date in the ordinary course of business, shall not be subject to the application of this Section 7.06.

     7.07 Use of Proceeds.
          ---------------

          (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, in the case of each of the preceding clauses (i) (ii) and (iii), in violation of Regulation T, U or X of the FRB, or (iv) to acquire any security (other than Margin Stock of Innoveda) in any transaction that is subject in
Section 13(d) or 14(d) of the Exchange Act.

          (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may
                            ---------------------
not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh), as amended.

     7.08 Contingent Obligations. The Company shall not, and shall not suffer or
          ----------------------
permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Permitted Swap Obligations;

          (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and set forth in Schedule 7.08 and any
                                                 -------------
equivalent replacements thereof;

          (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business in an aggregate amount not to exceed $5,000,000;

          (e) Guaranty Obligations by the Company of Indebtedness and other obligations of a Subsidiary, or by any Subsidiary of Indebtedness and other obligations of the Company or any other Subsidiary, provided that, in each case,
                                                    --------
such Indebtedness and other obligations are otherwise permitted hereunder;

          (f) Contingent Obligations under the Company's or any Subsidiary's employee relocation plan as in effect on the Closing Date, as such plans may be amended or otherwise modified after the Closing Date in the ordinary course of business; and

          (g) Contingent Obligations in respect of any bond or credit enhancement posted or otherwise provided by or on behalf of the Company in connection with the appeal by the Company of any judgment, order, decree or arbitration award entered against the Company relating to the ongoing patent litigation between the Company and Cadence Design Systems, Inc.; provided that
                                                                 --------
the aggregate principal amount of such bond(s) or credit enhancement(s) shall not at any time exceed $20,000,000.

     7.09 Lease Obligations. The Company shall not, and shall not suffer or
          -----------------
permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) operating leases existing on or entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business and reported in the Company's consolidated financial statements in accordance with GAAP; provided that payments in respect of all such operating leases, together
      --------
with all payments in respect of capital leases permitted under clause (c) of this Section, do not exceed $30,000,000 in the aggregate in any fiscal year;

          (b) leases entered into by the Company or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions (i) in connection with a sale of the Wilsonville Facility permitted under subsection 7.02(e), and (ii) if the disposition of the asset is permitted under subsection 7.02(g);

          (c) capital leases, other than those permitted under clause (b) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the payments in
                                              --------
respect of all such capital leases, together with all payments in respect of operating leases permitted under clause (a) of this Section, do not exceed $30,000,000 in the aggregate in any fiscal year; and

          (d) leases entered into by ATI and IKOS; provided that such leases
                                                   --------
existed at the time each such Person became a Subsidiary and were not created in anticipation thereof, and leases entered into by Persons which become Subsidiaries after the date of this Agreement, provided that such leases existed
                                               --------
at the time such Persons became Subsidiaries and were not created in anticipation thereof.

     7.10 Restricted Payments. The Company shall not declare or make any
          ----------
dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, purchase, retire, defease (including in-substance or legal defeasance), or make any sinking fund or similar payment with respect to, the Subordinated Indebtedness, except that:

          (a) the Company may declare and make dividend payments or other distributions payable solely in its common stock; and

          (b) so long as no Default or Event of Default exists or would result therefrom, the Company may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares pursuant to any employee stock option or purchase plan; provided that all such purchases,
                                        --------
redemptions or other acquisitions otherwise permitted under this clause (b) do not exceed $5,000,000 in the aggregate in any fiscal year.

     7.11 ERISA. The Company shall not, and shall not suffer or permit any of
          -----
its ERISA Affiliates to engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $5,000,000.

     7.12 Change in Business. The Company shall not, and shall not suffer or
          ------------------
permit any Material Subsidiary to, engage in any material line of business substantially different from design automation and reasonably related lines of business.

     7.13 Accounting Changes. The Company shall not make any significant change
          ------------------
in accounting treatment or reporting practices, except as required by GAAP or the SEC or any other Governmental Authority, or change the fiscal year of the Company.

     7.14 Financial Covenants.
          -------------------

          (a) Minimum Liquidity. The Company shall not permit the ratio
              -----------------
(determined in respect of the Company and its Subsidiaries on a consolidated basis) of (i) cash plus the value (valued in accordance with GAAP) of all Cash
                   ----
Equivalents plus net current accounts receivable (valued in accordance with
            ----
GAAP), other than cash, Cash Equivalents and net current accounts receivable subject to a Lien securing Indebtedness, to (ii) Consolidated Funded Indebtedness, as of June 30, 2002 to be less than 0.95 to 1.00 and as of the end of each fiscal quarter thereafter to be less than 1.00 to 1.00.

          (b) Minimum Tangible Net Worth. The Company shall not as of the end of
              --------------------------
any fiscal quarter permit Consolidated Tangible Net Worth to be less than the sum of (i) Consolidated Tangible Net Worth as of the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs, less (ii)
                                                                      ----
$5,000,000, plus (iii) 75% of Consolidated Net Income (before write-offs related
            ----
to or incurred in respect of the ATI Acquisition, the IKOS Acquisition and the Innoveda Acquisition relating to goodwill and other intangibles previously capitalized on the Company's balance sheet associated with any such Acquisition excluding write-offs for in-process research and development not previously capitalized on the Company's balance sheet) for each fiscal quarter commencing after the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs (to the extent such Consolidated Net Income for any such fiscal quarter is positive), plus (iv) 100% of the Net Issuance Proceeds of
                                  ----
any new equity issued by the Company after the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs (excluding equity issued under employee stock option or purchase plans); provided, however, that
                                                       --------  -------
in no event shall Consolidated Tangible Net Worth as of the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs be less than $-75,000,000.

          (c) Minimum Net Income. The Company shall not as of the end of any
              ------------------
fiscal quarter permit Consolidated Net Income (excluding amortization of intangibles and restructuring charges and non-cash expenses and write-offs related to or incurred in respect of the ATI Acquisition, the IKOS Acquisition and the Innoveda Acquisition taken in the fiscal quarter in which the consummation of such Acquisition occurs, or in the immediately following fiscal quarter) to be less than $0 at any time.

          (d) Maximum Consolidated Funded Indebtedness to Consolidated EBITDA.
              ---------------------------------------------------------------
The Company shall not as of the end of any fiscal quarter permit the ratio of
(i) Consolidated Funded Indebtedness as of such date to (ii) Consolidated EBITDA for the four fiscal quarter period ended on such date to be more than (A) 2.35 to 1.00 for the fiscal quarter ended June 30, 2002, and (B) 2.00 to 1.00 for each fiscal quarter thereafter.

          (e) Maximum Capital Expenditures. The Company shall not, and shall not
              ----------------------------
suffer or permit any Subsidiary to, make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during fiscal year 2002, $35,000,000.

     7.15 Amendments to Terms of Innoveda Acquisition . The Company shall not
          -------------------------------------------
agree to any material amendment to, or waive any of its material rights under, the terms of the Innoveda Acquisition after the initial Borrowing Date without obtaining the prior written consent of the Agent and Majority Banks.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

     8.01 Event of Default. Any of the following shall constitute an "Event of
          ----------------                                            --------
Default":
-------

          (a) Non-Payment. The Company fails to pay, (i) when and as required to
              -----------
be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b) Representation or Warranty. Any representation or warranty by the
              --------------------------
Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. The Company fails to perform or observe any
              -----------------
term, covenant or agreement contained in any of Section 6.01, 6.03(a) or 6.12 or in Article VII; or

          (d) Other Defaults. The Company fails to perform or observe any other
              --------------
term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew of such failure, or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

          (e) Cross-Default. (i) The Company or any Material Subsidiary (A)
              -------------
fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition under the preceding clauses (A) or (B) is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract); or
(B) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $10,000,000; or

          (f) Insolvency; Voluntary Proceedings. The Company or any Material
              ---------------------------------
Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (ii) voluntarily ceases to conduct its business in the ordinary course, (iii) commences any Insolvency Proceeding with respect to itself, or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding
              -----------------------
is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding, or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension
              -----
Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000,
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000, or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

          (i) Monetary Judgments. One or more non-interlocutory judgments,
              ------------------
non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

          (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree
              ----------------------
is entered against the Company or any Subsidiary which has a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) Change of Control. There occurs any Change of Control; or
              -----------------

          (l) Adverse Change. There occurs a Material Adverse Effect; or
              --------------

          (m) Invalidity of Subordination Provisions. The subordination
              --------------------------------------
provisions of any agreement or instrument governing any Indebtedness which is subordinated to the Indebtedness hereunder is for any reason revoked, invalidated or otherwise breached by the Company or any Subsidiary, or otherwise ceases to be in full force and effect as a result of any act or omission of the Company or any Subsidiary, or the Company or any Subsidiary otherwise contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

     8.02 Remedies. If any Event of Default occurs, the Agent shall, at the
          --------
request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     8.03 Rights Not Exclusive. The rights provided for in this Agreement and
          --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                    THE AGENT
                                    ---------

     9.01 Appointment and Authorization of Agent. Each Bank hereby irrevocably
          --------------------------------------
appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan

Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.02 Delegation of Duties. The Agent may execute any of its duties under
          --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 Liability of Agent. No Agent-Related Person shall (a) be liable for
          ------------------
any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein); or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any Affiliate thereof.

     9.04 Reliance by Agent.
          -----------------

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks or all the Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and participants. Where this Agreement expressly permits or prohibits an action unless the Majority Banks otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

     9.05 Notice of Default. The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such
      --------  -------
direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.06 Credit Decision; Disclosure of Information by Agent. Each Bank
          ---------------------------------------------------
acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company and its Subsidiaries or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent herein, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company, its Subsidiaries or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 Indemnification of Agent. Whether or not the transactions contemplated
          ------------------------
hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment
                --------  -------
to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the
            --------  -------
directions of the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation of the Agent.

     9.08 Agent in its Individual Capacity. The Agent and its Affiliates may
          --------------------------------
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company, its Subsidiaries and each of their respective Affiliates as though the Agent were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Agent and the terms "Bank" and "Banks" include the Agent in its individual capacity.

     9.09 Successor Agent. The Agent may resign as Agent upon 30 days' notice to
          ---------------
the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor Agent for the Banks which successor Agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor Agent from among the Banks. Upon the acceptance of its appointment as successor Agent hereunder, the Person acting as such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the respective terms "Agent," shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as

Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

                                   ARTICLE X

                                  MISCELLANEOUS
                                  -------------

     10.01 Amendments, Etc. No amendment or waiver of any provision of this
           ---------------
Agreement or any other Loan Document, and no consent to any departure by the Company therefrom, shall be effective unless in writing signed by the Majority Banks and the Company and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or
                         --------  -------
consent shall, unless in writing and signed by each of the Banks directly affected thereby and by the Company, and acknowledged by the Agent, do any of the following:

          (a) extend or increase the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

          (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial covenant to the extent used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan; provided, however, that only the consent of the Majority Banks shall be
      --------  -------
necessary to amend the definition of "Default Rate" or to waive any obligation of the Company to pay interest at the Default Rate;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (e) amend this Section, or Section 2.13, or any provision herein
                                     ------------
providing for consent or other action by all the Banks;

and; provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent in addition to the Majority Banks or each directly-affected Bank, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Bank that has failed to fund any portion of the Commitment on any Borrowing Date, shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Bank may not be increased without the consent of such Bank.

     10.02 Notices and Other Communications; Facsimile Copies.
           --------------------------------------------------

          (a) General. Unless otherwise expressly provided herein, all notices
              -------
and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Company or the
                         --------------
Agent, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Company and the Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient, and (ii)
(A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone (on a Business Day); and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other
                                       --------  -------
communications to the Agent shall not be effective until actually received by the Agent. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule
                                                                    --------
10.02, it being understood and agreed that a voicemail message shall in no event
-----
be effective as a notice, communication or confirmation hereunder.

          (b) Effectiveness of Facsimile Documents and Signatures. Loan
              ---------------------------------------------------
Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Company, the Agent and the Banks. The Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not
--------  -------
limit the effectiveness of any facsimile document or signature.

          (c) Limited Use of Electronic Mail. Electronic mail and Internet and
              ------------------------------
intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to
                                                          -------------
distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

          (d) Reliance by Agent and Banks. The Agent and the Banks shall be
              ---------------------------
entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company; provided that such indemnity
                                                  --------
shall not be available to the extent that such losses, costs, expenses and liabilities resulted solely from the gross negligence or willful misconduct of such Person.

All telephonic notices to and other communications with the Agent pursuant to
Section 2 may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies. No failure by any Bank or the Agent
           ------------------------------
to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 Attorney Costs, Expenses and Taxes. The Company agrees (a) within 30
           ----------------------------------
calendar days after demand, to pay or reimburse the Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation, execution and syndication of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs; and (b) within five Business Days after demand, to pay or reimburse the Agent and each Bank for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any Insolvency Proceeding), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside experts retained by the Agent or any Bank. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

     10.05 Indemnification by the Company. Whether or not the transactions
           ------------------------------
contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities,
                   -----------
obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby; (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom; (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company, or any Environmental Claims related in any way to the Company; or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not
                   -----------------------
caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be
            --------
available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted solely from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor.

     10.06 Payments Set Aside. To the extent that the Company makes a payment to
           ------------------
the Agent or any Bank, or the Agent or any Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred; and (b) each Bank severally agrees to pay to the Agent upon demand its applicable share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07 Successors and Assigns.
           ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), at the time owing to it); provided that (i) so long as no Event of Default has occurred and is continuing, the Company consents thereto (each such consent not to be unreasonably withheld or delayed), (ii) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank or an Approved Fund with respect to a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no

Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption in the form of Exhibit E ("Assignment and Assumption"), together with a processing and
   ---------   -------------------------
recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver new or replacement Notes to the assigning Bank and the assignee Bank; provided, that the assigning Bank shall have delivered to the Company either
--------
each original Note to be replaced, marked "canceled", or its executed standard form of lost note indemnity. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

          (c) The Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Agent's Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company,
 --------
the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Bank may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries (each, a "Participant") in all or a portion of such Bank's rights and/or
          -----------
obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Bank's obligations under
                               --------
this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or
                                              --------
instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Bank, provided such Participant agrees to be subject to Section 2.13 as though it were a Bank.

          (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant (determined as if the Bank had not sold such participation), unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 10.16 as though it were a Bank.

          (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no
                                                            --------
such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

     10.08 Confidentiality. Each of the Agent and the Banks agrees to maintain
           ---------------
the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Company; (g) with the consent of the Company; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Bank on a nonconfidential basis from a source other than the Company; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Bank's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Bank or its Affiliates. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business,
-----------
other
than any such information that is available to the Agent or any Bank on a nonconfidential basis prior to disclosure by the Company; provided that, in the
                                                          --------
case of information received from the Company after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 Set-off. In addition to any rights and remedies of the Banks provided
           -------
by law, upon the occurrence and during the continuance of any Event of Default, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company (on its own behalf and on behalf of its Subsidiaries) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect
      --------  -------
the validity of such set-off and application.

     10.10 Automatic Debits of Fees. With respect to any commitment fee,
           ------------------------
utilization fee, arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes the Agent to debit any deposit account of the Company with the Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     10.11 Interest Rate Limitation. Notwithstanding anything to the contrary
           ------------------------
contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Agent or any Bank shall
                                  ------------
receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.12 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.13 Integration. This Agreement, together with the other Loan Documents,
           -----------
comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or
                         --------
remedies in favor of the Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.14 Survival of Representations and Warranties. All representations and
           ------------------------------------------
warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Bank, regardless of any investigation made by the Agent or any Bank or on their behalf and notwithstanding that the Agent or any Bank may have had notice or knowledge of any Default or Event of Default at the time of the Borrowers, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

     10.15 Severability. Any provision of this Agreement and the other Loan
           ------------
Documents to which the Company is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.16 Tax Forms. Each Bank that is not a "United States person" within the
           ---------
meaning of Section 7701(a)(30) of the Code (a "Foreign Bank") shall deliver to
                                               ------------
the Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Company pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Company make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (a) Upon the request of the Agent, each Bank that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Agent two duly signed completed copies of IRS Form W-9. If such Bank fails to deliver such forms, then the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

          (b) If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Bank, such Bank shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Agent. The obligation of the Banks under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation of the Agent.

     10.17 Governing Law.
           -------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE Agent AND EACH BANK
                                      --------
SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OREGON OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA OR OREGON, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY, THE Agent AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY, THE Agent AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE COMPANY, THE Agent AND EACH BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY
           --------------------------------
EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE

DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

                                          MENTOR GRAPHICS CORPORATION


                                          By:    /s/ Gregory K. Hinckley
                                                 -------------------------------
                                          Name:    Gregory K. Hinckley
                                          Title:   President


                                          By:    /s/ Dennis Weldon
                                                 -------------------------------
                                          Name:    Dennis Weldon
                                          Title:   Treasurer


                                          BANK OF AMERICA, N.A.,
                                          as Agent and as a Bank


                                          By:    /s/ Kevin McMahon
                                                 -------------------------------
                                          Name:    Kevin McMahon
                                          Title:   Managing Director

                                  SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES
                         -------------------------------

Bank                    Commitment     Pro Rata Share
----                    ----------     --------------
Bank of America, N.A.   $125,000,000        100%

         TOTAL          $125,000,000        100%

                                 SCHEDULE 10.02

          OFFSHORE AND DOMESTIC LENDING OFFICES, ADDRESSES FOR NOTICES
          ------------------------------------------------------------

MENTOR GRAPHICS CORPORATION
---------------------------

Address for Notices:
--------------------

Mentor Graphics Corporation
8005 S.W. Boeckman Road
Wilsonville, OR 97070-7777
Attention:        Dean Freed
Telephone:        (503) 685-1295
Facsimile:        (503) 685-7707
Website: www.mentorg.com
         ---------------

BANK OF AMERICA, N.A.,
----------------------
     as Agent
     --------

Borrowing Notices:
------------------

Bank of America, N.A.
Credit Services-Agency
1850 Gateway Boulevard, 5th Floor
Concord, California 94520-3281
Attention:        Brian Graybill
Telephone:        (925) 675-8414
Facsimile:        (888) 969-9147
E-mail:    brian.graybill@bankofamerica.com

Agent's Payment Office:
-----------------------

Bank of America, N.A.
ABA 121-000-358
Attention:  PSO #5693
1850 Gateway Boulevard, 5th Floor
Concord, California 94520
For Credit to Account No.:  12336-16087

All Other Notices:
------------------

Bank of America, N.A.,
Agency Management - Mail CA5-701-05-19
1455 Market Street, 5th Floor
San Francisco, California  94103-1399
Attention:  Matthew A. Gabel, Vice President

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Telephone:        (415) 436-2614
Facsimile:        (415) 503-5060
E-mail:  matthew.gabel@bankofamerica.com
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BANK OF AMERICA, N.A.,
----------------------
       as Bank
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Domestic and Offshore Lending Office:
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Bank of America, N.A.
Global Payment Operations
CA4-706-05-09
1850 Gateway Boulevard, 5th floor
Concord, California 94520-3281
Attention:        Brian Graybill
Telephone:        (925) 675-8414
Facsimile:        (888) 969-9147
E-mail:    brian.graybill@bankofamerica.com

Notices (other than Borrowing Notices and
-----------------------------------------
Notices of Conversion/Continuation):
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Bank of America, N.A.,
Mail Code CA5-705-12-08
555 California Street - 12th Floor
San Francisco, California  94104
Attention:        Kevin McMahon, Managing Director
Telephone:        (415) 622-8088
Facsimile:        (415) 622-4057
Email: kevin.mcmahon@bankofamerica.com

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